Exhibit 21.1



        Subsidiaries of Media and Entertainment.com, Inc.
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Name                    Equity Interest           State of
                                                Incorporation
                                               or Organization
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ICC Media LLC                 50%                 Delaware
PTCB Media LLC                50%                 Delaware